THIRD AMENDED AND RESTATED EMPLOYMENT AGREEMENT


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     THIRD AMENDED AND RESTATED EMPLOYMENT AGREEMENT, dated as of October 19,
2004, between Wellsford Real Properties, Inc., a Maryland corporation with offices at 535 Madison Avenue, New York, New York 10022 (the "Company"), and David M. Strong, an individual residing at 700 Franklin Street, Denver, Colorado 80128 ("Executive").

     WHEREAS, the Company and the Executive are party to a Second Amended and Restated Employment Agreement, dated as of June 25, 2002 (the "Second Amended and Restated Agreement");

     WHEREAS, the Company and the Executive desire to amend and restate the Second Amended and Restated Agreement (the "Third Amended and Restated Agreement");

     NOW, THEREFORE for good and valuable consideration received by the parties hereto.

     IT IS AGREED:

     1. Duties. (a) During the term of the Executive's employment hereunder the Executive shall serve and the Company shall employ the Executive as Senior Vice President for Development to perform such executive or administrative services for the Company consistent with those of a Vice President as may be assigned to the Executive by the directors, Chairman of the Board or President of the Company. The Executive hereby accepts such employment and agrees to perform such services.

          (b) The Executive shall devote substantially all of his time, attention and energies during business hours to the performance of his duties hereunder. The Executive shall give advance written notice to the Chairman of the Board and President of any intended active involvement in any other business enterprise.

          (c) The Executive shall cooperate with the Company, including taking such medical examinations as the Company reasonably shall deem necessary, if the Company shall desire to obtain medical, disability or life insurance with respect to the Executive.

          (d) Except as hereinafter set forth, the Executive shall not be required to relocate or conduct the Company's business outside the Denver, Colorado area in order to perform his duties under this Third Amended and Restated Agreement but shall undertake such reasonable business travel as may be necessary to perform said duties (for which the Executive shall be reimbursed pursuant to Section 4 below for costs and expenses incurred in connection therewith).

     2. Employment Term. The term of employment shall continue in effect through December 30, 2006; provided, however, that, on January 1, 2007 and on each January 1 thereafter, the term of this Third Amended and Restated Agreement shall automatically be extended for one additional year beyond such January 1 unless, not later than the immediately preceding September 30, either the Executive or the Company shall have given notice to the other not to extend this Third Amended and Restated Agreement.

     3. Compensation. For all services rendered by the Executive pursuant to this Third Amended and Restated Agreement:

          (a) Base Salary. The Company shall pay to the Executive an annual base salary at the following rates:

               (i)  $199,465 for the period ending December 31, 2004; and

               (ii) for each additional year thereafter, the annual base salary for the immediately preceding year plus three percent (3%) of such annual base salary.

All such compensation shall be paid bi-weekly or at such other regular intervals, not less frequently than monthly, as the Company may establish from time to time for executive officers of the Company.

          (b) Annual Bonus. In addition to the compensation set forth in Section 3(a) above, during the term of this Third Amended and Restated Agreement, the Executive may be entitled to a cash bonus after the end of each calendar year based upon the Executive's and the Company's performance during such calendar year (the "Bonus Year"), as may be determined by the Company's Compensation Committee. The Company shall announce to the Executive the amount of his bonus for each Bonus Year during December of such year (or during the month in which this Third Amended and Restated Agreement shall expire, if applicable) and pay such bonus during the following January (or during the month following expiration of this Third Amended and Restated Agreement, as the case may be), unless otherwise agreed to by the Executive and the Company. In no event shall the amount of any cash bonus paid to the Executive pursuant to this Section 3(b) be less than 75% of the Executive's annual base salary for the Bonus Year.

          (c) Palomino Project Special Bonus. (i) In addition to the base salary set forth in Section 3(a) above and any bonus to which he may be entitled pursuant to Section 3(b) above and 3(g) below, the Executive shall also be entitled to receive a one-time bonus (the "Special Bonus"), subject to the provisions of this Section 3(c) and Section 3 (d), in the event of and subject to the disposition by the Company of at least 90% of its entire interest in the Palomino Project. Such disposition shall be deemed to have occurred at such time as the Company and any of its Affiliates, as defined in Section 3(f) hereof, collectively, have an ownership interest (currently owned or hereafter acquired) of 10% or less in the Palomino Project either by the ownership of assets or an equity interest in any entity now existing or hereinafter organized, which has an ownership interest in the Palomino Project. Any interest in the Palomino Project or Wellsford Park Highlands Corp. ("WPHC") acquired by the Company and/or their Affiliates from Equity Residential Properties Trust ("EQR") or its Affiliates shall be included in the Company's aggregate ownership interest in the Palomino Project in determining whether it has disposed of any specified percentage of its interest in the Palomino Project. Executive acknowledges that the Company has not made any representation or warranty to him regarding the possibility or timing of a sale of the Palomino Project. The Special Bonus will be determined for the first time immediately after the disposition of the interest in the Palomino Project resulting in the Company disposing of at least 90% of its interest (currently owned or hereafter acquired) in the Palomino Project and calculated as the sum of the following:

     (A) $250,000 if the Company has received the return of 100% of all monies it has invested or expended in connection with the Palomino Project and it has achieved an Internal Rate of Return (as defined in Section 3(f)) of at least 10% and less than 11%;

     (B) An additional $50,000 if the Company has received the return of 100% of all monies it has invested or expended in connection with the Palomino Project and it has achieved an Internal Rate of Return of at least 11%;

     (C) An additional $50,000 if the Company has received the return of 100% of all monies it has invested or expended in connection with the Palomino Project and it has achieved an Internal Rate of Return of at least 12%;

     (D) An additional $50,000 if the Company has received the return of 100% of all monies it has invested or expended in connection with the Palomino Project and it has achieved an Internal Rate of Return of at least 13%;

     (E) An additional $50,000 if the Company has received the return of 100% of all monies it has invested or expended in connection with the Palomino Project and it has achieved an Internal Rate of Return of at least 14%; and

     (F) An additional $50,000 if the Company has received the return of 100% of all monies it has invested in or expended in connection with the Palomino Project and it has achieved a 15% Internal Rate of Return.

     An additional amount, not to exceed $500,000 if the Internal Rate of Return achieved by the Company is greater than 15%, which shall be equal to the product of $500,000 and a fraction, the numerator of which is the amount by which the Internal Rate of Return exceeds 15% and the denominator of which is 15%.

     For purposes of calculating any Internal Rate of Return and any Special Bonus, (x) there shall be included in monies invested or expended by the Company in connection with the Palomino Project any amounts paid or payable by the Company or its Affiliates to acquire all or any part of the interest of EQR and its Affiliates in the Company or the Palomino Project and (y) if all of EQR's interests have not been purchased under (x) there shall be excluded from amounts received by the Company from the Palomino Project any portion thereof paid or still payable to EQR as a result of its ownership interest in WPHC at the time of payment to EQR or at the time of calculation of the Special Bonus, as the case may be.

     Any Special Bonus vested and earned will be paid within 120 days after the Company has disposed of 90% of its entire interest in the Palomino Project;

               (ii) If after disposition by the Company of 90% of its interest in the Palomino Project, Executive has not received a Special Bonus of $1,000,000, then the Internal Rate of Return, as defined in Section 3(f), shall be recalculated immediately after such time as the Company has disposed of at least 95% of its entire interest in the Palomino Project. After the Internal Rate of Return, as defined in Section 3(f), is recalculated, the Special Bonus shall be recalculated and there shall be paid to Executive an amount equal to the amount by which the recalculated Special Bonus exceeds any Special Bonus previously paid to Executive. Any additional Special Bonus vested and earned by Executive at such time will be paid within 60 days after the Company has disposed of 95% of its entire interest in the Palomino Project;

               (iii) If after disposition by the Company of 95% of its entire interest in the Palomino Project Executive has not received a Special Bonus of $1,000,000, then the Internal Rate of Return, as defined in
          Section 3(f), shall be recalculated immediately after such time as the Company has disposed of its entire interest in the Palomino Project. After the Internal Rate of Return, as defined in Section 3(f), is recalculated, the Special Bonus shall be recalculated and there shall be paid to Executive an amount equal to the amount by which the recalculated Special Bonus exceeds any Special Bonus previously paid to Executive. Any additional Special Bonus vested and earned by Executive at such time will be paid within 60 days after the Company has disposed of its entire interest in the Palomino Project.

          (d) Executive's right to receive the Special Bonus will vest on the sooner of the disposition by the Company of 90% of its entire interest in the Palomino Project and January 1, 2005. In the event of the death of Executive during the term of this Third Amended and Restated Agreement or if the Company has determined that the Executive is disabled pursuant to
     Section 6(b) (a "Termination Event") at the time of such death or determination of disability, as the case may be, 20% of the Special Bonus shall be deemed to have vested with respect to each full calendar year of the term hereof expiring after December 31, 1999 and prior to such Termination Event up to a maximum of 60% of such Special Bonus.

          (e) If a Change of Control of the Company, as defined in paragraph 6(f), occurs prior to the expiration of the term of this Third Amended and Restated Agreement and prior to the disposition by the Company of its entire interest in the Palomino Project, the entire Special Bonus will vest if Executive's employment is terminated by the Company other than for Cause and prior to January 1, 2005. Notwithstanding any vesting of the Special Bonus pursuant to Sections 3(c), 3(d) and 3(e) payment of such Special Bonus shall be subject to the Company's disposition of 90%, 95% or 100%, as the case may be, of its entire interest in the Palomino Project as provided for in Sections 3(c)(i), 3(c)(ii) and 3(c)(iii), respectively, and such Special Bonus will not be paid until 60 days after each said disposition.

          (f) For purposes of this Third Amended and Restated Agreement, the following terms shall have the meanings set forth in this Section 3(f):

               (i) An "Affiliate" of, or a person "Affiliated" with, a specified person, is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified. Based on the foregoing, WPHC shall be an Affiliate of the Company and notwithstanding the foregoing, EQR shall not be an Affiliate of the Company.

               (ii) The term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

               (iii) "Internal Rate of Return" shall mean, that the Company has achieved an internal rate of return of a specified percentage per annum for the period commencing on May 30, 1997 and ending at the end of the day prior to the date that the calculation is made, which shall occur when an amount equal to the total amount of monies directly or indirectly expended or invested by the Company or any of its Affiliates, including, without limitation, monies expended or invested by the Company or its predecessor in interest or any of their Affiliates (e.g. Wellsford Residential Property Trust and its Affiliates (other than any portion of such expenditures or investments made by any other partner, shareholder, member or venturer who is not otherwise Affiliated with the Company) from time to time with respect to the Palomino Project (including, for these purposes only, any Gold Peak bonus payable by the Company) are returned to the Company and its Affiliates (other than any portion thereof returned to any other partner, shareholder, member or venturer who is not otherwise Affiliated with the Company) as a result of the disposition by the Company and its Affiliates of any portion of their respective interests in the Palomino Project together with an annual return equal to such specified percentage calculated commencing on the date each of such expenditure or investment are or were made, compounded annually, taking into account the timing and amounts of all expenditures and investments by the Company and its Affiliates (other than any portion of such expenditures or investments made by any other partner, shareholder, member or venturer who is not otherwise Affiliated with the Company) and all cash receipts (regardless of how these expenses, investments and receipts are characterized by the Company and its Affiliates) (other than any portion of such receipts received by any other partner, shareholder, member or venturer who is not otherwise Affiliated with the Company) as a result of the operation and disposition of the Palomino Project. For purposes of computing such Internal Rate of Return, any expenditures or investments made by the Company and its Affiliates (including for these purposes only any Gold Peak Bonus payable by the Company) (other than any portion of such expenditures or investments made by any other partners, shareholder, member or venturer who is not otherwise Affiliated with the Company) and any funds received by the Company and its Affiliates (other than any portion thereof received by any other partner, shareholder, member or venturer who is not otherwise Affiliated with the Company) at any time during a month shall be deemed to be made or received on the first day of such month and there shall be included in expenditures and investments by the Company or its Affiliates (other than any portion of such expenditures or investments made by any other partner, shareholder, member or venturer who is not otherwise Affiliated with the Company) with respect to the Palomino Project any portion of an expenditure made for any purpose attributable to the Palomino Project except that the only portion of the general and administrative expenses of the Company that shall be included in calculating expenditures shall be that portion of any payments made to Executive under this Third Amendment and Restated Agreement, its predecessors or otherwise which the Company allocates to the Palomino Project and any portion of any expenditure related to the staff, rent, supplies and other costs of the Denver, Colorado office of the Company as reasonably determined by the Company's Chief Accounting Officer to relate to the Palomino Project. In each case, the Internal Rate of Return shall be calculated without regard to any income taxes paid or payable by the Company or WPHC, interest payable by the Company to WPHC or interest received by the Company from WPHC.

               (iv) "Palomino Project" shall mean the Company's residential development located in Highlands Ranch, Colorado known as Palomino Park at Highlands Ranch, including without limitation, all land (whether or not developed), buildings and improvements comprising each of the five phases of such development known as Blue Ridge, Red Canyon, Silver Mesa, Green River and Gold Peak and all common and recreational facilities contiguous to all or any part of, or related to or used in connection with, the foregoing, and any non-cash assets, including, without limitation, other properties, promissory notes, debt instruments and interests in any entity, received in connection with the sale, transfer, exchange or other disposition of any of the foregoing.

          (g) Gold Peak Bonus. In the event that the Gold Peak Project (as hereinafter defined) (i) has been fully constructed as a condominium project with related recreational facilities and other amenities in accordance with plans and, specifications approved by the Company, as same may be modified from time to time, in the Company's sole discretion, (ii) all condominium units have been sold and (iii) the Company shall have derived a Profit, as hereinafter defined, of at least $8 million from the construction and sale of the condominium units comprising the Gold Peak Project, Executive shall be entitled to receive the following additional compensation (the "Gold Peak Bonus"):


          (A) $1,000 for each condominium unit sold; and

          (B) an amount equal to 5% of Profit in excess of $8,259,000 of Profit.


          (h) For purposes of this Third Amended and Restated Agreement, the following terms shall have the meanings set forth in this Section 3(h):

               (i) "Gold Peak Project" shall mean the Gold Peak development phase of the Palomino Project which the Company currently intends to consist of the construction and sale of condominium units.

               (ii) "Profit" shall mean the profit derived by the Company from the construction and sale of the condominium units comprising the Gold Peak Project as determined by the Company. Capitalized interest from and after September 1, 2004 on the cost of land shall not be a deduction in determining Profit

          (i) Profit shall be calculated by the Company within 120 days after the sale of all of the condominium units constructed (the "Sale Completion Date"). A written calculation of any Profit shall be delivered to Executive within 130 days after the Sale Completion Date and shall be accompanied by a check to the order of Executive representing payment of any Gold Peak Bonus payable to him.

          (j) No Obligation to Complete Gold Peak Project. For the avoidance of doubt, the Executive hereby acknowledges that (i) the Company has not made any representations or warranties to him with respect to the proposed Gold Peak Project, (ii) the Company may modify its current plans for the Gold Peak Project and (iii) the Company shall have no obligation to commence the construction of, or complete the construction of, the Gold Peak Project.

     4. Expenses. (a) The Company shall reimburse the Executive for all out-of-pocket expenses actually and necessarily incurred by him in the conduct of the business of the Company or in connection with a relocation requested by the Company pursuant to Section 1(d) against reasonable substantiation submitted with respect thereto.

          (b) Unless the provisions of subsection 4(c) below shall apply, the Company shall reimburse the Executive for all legal fees and related expenses (including the costs of experts, evidence and counsel) paid by the Executive as a result of (i) the termination of Executive's employment (including all such fees and expenses, if any, incurred in contesting or disputing any such termination of employment), (ii) the Executive seeking to obtain or enforce any right or benefit provided by this Third Amended and Restated Agreement or by any other plan or arrangement maintained by the Company under which the Executive is or may be entitled to receive benefits or (iii) any action taken by the Company against the Executive; provided, however, that the Company shall reimburse the legal fees and related expenses described in this subsection 4(b) only if and when a final judgment has been rendered in favor of the Executive and all appeals related to any such action have been exhausted.

          (c) The Company shall pay all legal fees and related expenses (including the costs of experts, evidence and counsel) incurred by the Executive as they become due as a result of (i) the termination of Executive's employment (including all such fees and expenses, if any, incurred in contesting or disputing any such termination of employment),
     (ii) the Executive seeking to obtain or enforce any right or benefit provided by this Third Amended and Restated Agreement or by any other plan or arrangement maintained by the Company under which the Executive is or may be entitled to receive benefits or (iii) any action taken by the Company against the Executive, unless and until such time that a final judgement has been rendered in favor of the Company and all appeals related to any such action have been exhausted; provided, however, that the circumstances set forth above occurred on or after a Change in Control of the Company, as defined in Section 6(f).

     5. Benefits. The Executive shall be entitled to such paid vacation time each year and such other medical benefits as are afforded from time to time to all executive officers of the Company (other than the Chairman of the Board and the President). The Company shall indemnify the Executive in the performance of his duties pursuant to the bylaws of the Company and to the fullest extent allowed by applicable law, including, without limitation, legal fees.

     6. Earlier Termination. (a) If the Executive shall die during the term of this Third Amended and Restated Agreement, this Third Amended and Restated Agreement shall be deemed to have been terminated as of the date of the Executive's death, and the Company shall pay to the legal representative of the Executive's estate all monies due hereunder prorated through the last day of the month during which the Executive shall have died, as well as a bonus equal to the product of (x) the base salary payable to the Executive pursuant to subsection 3(a) from January 1 of the year in which the Executive shall have died through the last day of the month during which the Executive shall have died and (y) the greater of (i) 1/2 or (ii) the percentage of the Executive's base salary for the immediately preceding fiscal year that was paid to the Executive or into the Wellsford Real Properties, Inc. Deferred Compensation Plan as a bonus on his behalf for the immediately preceding fiscal year, expressed as a fraction (the greater of clauses (i) and (ii) being herein referred to as the "Deemed Bonus Fraction");

          (b) If the Executive shall fail, because of illness or incapacity, to render the services contemplated by this Third Amended and Restated Agreement for six consecutive months or for shorter periods aggregating nine months in any calendar year, the Company may determine (as set forth in subsection (d) below) that the Executive has become disabled. If within thirty (30) days after the date on which written notice of such determination is given to the Executive, the Executive shall not have returned to the continuing full-time performance of his duties hereunder, this Third Amended and Restated Agreement and the employment of the Executive hereunder shall be deemed terminated and the Company shall pay to the Executive all monies due hereunder prorated through the last day of the month during which such termination shall occur, as well as a bonus equal to the product of (x) the base salary payable to the Executive pursuant to subsection 3(a) from January 1 of the year in which this Third Amended and Restated Agreement is terminated through the last day of the month during which this Third Amended and Restated Agreement is terminated and (y) the Deemed Bonus Fraction.

          (c) The Company, by written notice to the Executive specifying the reason therefor, may terminate this Third Amended and Restated Agreement for Cause as determined pursuant to subsection (d) below. As used herein, "Cause" shall be defined as actions by the Executive which constitute malfeasance. Malfeasance includes, but is not limited to, the Executive engaging in fraud, dishonest conduct or other criminal conduct.

          (d) A determination of disability or Cause shall be made in the reasonable and sole discretion of the Company's Chairman of the Board of the Company. The Company's Board of Directors shall, upon request of the Executive, review the decision of whether the Executive has become disabled or has been discharged, released or terminated for Cause and the Board of Directors shall confirm, modify or reverse such determination in its sole discretion.

          (e) The Executive shall have the right to terminate this Third Amended and Restated Agreement if any Change in Control of the Company occurs upon notice to the Company within 90 days after the Change of Control of the Company.

          (f) For purposes of this Third Amended and Restated Agreement, a "Change in Control of the Company" shall be deemed to occur if:

          A. (i) there shall have occurred a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date hereof, whether or not the Company is then subject to such reporting requirement, provided, however, that there shall not be deemed to be a "Change in Control" of the Company if immediately prior to the occurrence of what would otherwise be a "Change in Control" of the Company (a) the Executive is the other party to the transaction (a "Control Event") that would otherwise result in a "Change in Control" of the Company or (b) the Executive is an executive officer, trustee, director or more than 5% equity holder of the other party to the Control Event or of any entity, directly or indirectly, controlling such other party,

          (ii) the Company merges or consolidates with, or sells all or substantially all of its assets to, another company (each, a "Transaction"), provided, however, that a Transaction shall not be deemed to result in a "Change in Control" of the Company if (a) immediately prior thereto the circumstances in (i)(a) or (i)(b) above exist, or (b) (1) the shareholders of the Company, immediately before such Transaction own, directly or indirectly, immediately following such Transaction in excess of fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation or other entity resulting from such Transaction (the "Surviving Corporation") in substantially the same proportion as their ownership of the voting securities of the Company immediately before such Transaction and (2) the individuals who were members of the Company's Board of Directors immediately prior to the execution of the agreement providing for such Transaction constitute at least a majority of the members of the board of directors or the board of trustees, as the case may be, of the Surviving Corporation, or of a corporation or other entity beneficially directly or indirectly owning a majority of the outstanding voting securities of the Surviving Corporation, or

          (iii) the Company acquires assets of another company or a subsidiary of the Company merges or consolidates with another company (each, an "Other Transaction") and (a) the shareholders of the Company, immediately before such Other Transaction own, directly or indirectly, immediately following such Other Transaction 50% or less of the combined voting power of the outstanding voting securities of the corporation or other entity resulting from such Other Transaction (the "Other Surviving Corporation") in substantially the same proportion as their ownership of the voting securities of the Company immediately before such Other Transaction or (b) the individuals who were members of the Company's Board of Directors immediately prior to the execution of the agreement providing for such Other Transaction constitute less than a majority of the members of the board of directors or the board of trustees, as the case may be, of the Other Surviving Corporation, or of a corporation or other entity beneficially directly or indirectly owning a majority of the outstanding voting securities of the Other Surviving Corporation, provided, however, that any Other Transaction shall not be deemed to result in a "Change in Control" of the Company if immediately prior thereto the circumstances in
     (i)(a) or (i)(b) above exist; and

          B. If Jeffrey H. Lynford is the Chairman of the Board, President, Chief Executive Officer or Chief Operating Officer of the Company, the Surviving Corporation or the Other Surviving Corporation, immediately following a Control Event, Transaction or Other Transaction, as the case may be, then notwithstanding A.(i), A.(ii) and A.(iii) above, no Change in Control of the Company will be deemed to have occurred.

     7. Compensation Upon Termination Upon a Change in Control of the Company.
(a) If after a Change in Control of the Company the Executive's employment shall be terminated (I) by the Company other than for Cause or (II) by the Executive pursuant to Section 6(e), then the Executive shall be entitled to receive from the Company, as severance pay, not later than the date of termination an amount equal to the greater of:

          (i) an amount equal to his full base salary through the then expiration date of the term of this Third Amended and Restated Agreement, compensation for accrued vacation time as well as a bonus equal to the product of (a) the aggregate base salary payable to the Executive pursuant to subsection 3(a) from January 1 of the year in which the Change in Control occurs through the then expiration date of the term of this Third Amended and Restated Agreement and (b) the greater of (A)1/2 or (B) the percentage of the Executive's base salary for the immediately preceding fiscal year that was paid to the Executive or into the Wellsford Real Properties, Inc. Deferred Compensation Plan as a bonus on his behalf for the immediately preceding fiscal year, expressed as a fraction; or

          (ii) an amount (the "Severance Payment") equal to two times the average of the Executive's annual compensation during the three calendar year period preceding the calendar year in which the date of termination occurs. For purposes of determining annual compensation in the preceding sentence, compensation payable to the Executive by the Company shall include every type and form of compensation includible in the Executive's gross income in respect of his employment by the Company (including, without limitation, all income reported on an Internal Revenue Service Form W-2), and including, without limitation, any annual bonus payments previously paid to such Executive or deferred under the Wellsford Real Properties, Inc. Deferred Compensation Plan, on his behalf and specifically excluding (a) any Special Bonus or Gold Peak Bonus paid to Executive, (b) any income of the Executive that constitutes a "parachute payment" within the meaning of Section 280G(b)(2) of the Code and (c) compensation income recognized as a result of the Executives exercise of stock options; and (b) The Executive shall not be required to mitigate the amount of any payment provided for in this Section 7 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Section 7 be reduced by any compensation earned by him as the result of employment by another employer or by retirement benefits after the date of termination, or otherwise, except as specifically provided in this Section 7.

     8. Protection of Confidential Information; Non-Competition.

          (a) The Executive acknowledges that (i) the Company will suffer substantial damage which will be difficult to compute if the Executive violates any of the provisions of this Section 8, and (ii) the provisions of this Third Amended and Restated Agreement are reasonable and necessary for the protection of the business of the Company.

          (b) The Executive agrees that he will not at any time, either during the term of this Third Amended and Restated Agreement or thereafter, divulge to any person, firm or corporation any material information obtained or learned by him during the course of his employment with the Company, with regard to the operational, financial, business or other affairs of the Company, its officers or directors, except (i) in the course of performing his duties hereunder, (ii) with the Chairman of the Board's or President's express written consent; (iii) to the extent that any such information is in the public domain other than as a result of the Executive's breach of any of his obligations hereunder; or (iv) where required to be disclosed by court order, subpoena or other government process.

          (c) Upon termination of his employment with the Company, or any time the Company may so request, the Executive will promptly deliver to the Company all memoranda, notes, records, reports, manuals, drawings, blueprints, software and other documents (and all copies thereof) relating to the business of the Company and all property associated therewith, which he may then possess or have under his control.

          (d) During the term of this Third Amended and Restated Agreement and any renewal hereof (including any remaining portion of the stated term of this Third Amended and Restated Agreement or any renewal term hereof following the termination of the Executive's employment by the Executive unless such termination occurs after a Change in Control of the Company), and provided the Executive's employment has not been terminated by the Company with or without Cause, the Executive without the prior written permission of the Chairman of the Board or President shall not in the United States, its territories or possessions, directly or indirectly, (i) enter into the employ of or render any services to any person, firm or corporation engaged in any competitive business; (ii) engage in any competitive business for his own account; (iii) become associated with or interested in any competitive business as an individual, partner, shareholder, creditor, director, officer, principal, agent, employee, director, consultant, advisor or in any other relationship or capacity;
     (iv) employ or retain, or have or cause any other person or entity to employ or retain, any person who was employed or retained by the Company while the Executive was employed by the Company; or (v) solicit, interfere with, or endeavor to entice away from the Company any of its customers or sources of supply. However, nothing in this Third Amended and Restated Agreement shall preclude the Executive from investing his personal assets in the securities of any corporation or other business entity which is engaged in a competitive business if such securities are traded on a national stock exchange or in the over-the-counter market and if such investment does not result in his beneficially owning, at any time, more than 1% of the publicly-traded equity securities of such competitor. A competitive business shall not include (i) any privately owned enterprise or (ii) any publicly owned enterprise engaged in such a business outside of the geographic regions and states in which the Company operates at the time of the termination of this Third Amended and Restated Agreement.

          (e) If the Executive commits a breach of any of the provisions of subsection (b) or (d) above, the Company shall have the right and remedy to have the provisions of this Third Amended and Restated Agreement specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed by the Executive that the services being rendered hereunder to the Company are of a special, unique and extraordinary character and that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company. Each of the rights and remedies enumerated in this subsection (e) shall be independent of the other, and shall be severally enforceable, and such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or equity.

          (f) If any provision of subsection (b) or (d) is held to be unenforceable because of the scope, duration or area of its applicability, the tribunal making such determination shall have the power to modify such scope, duration, or area, or all of them, and such provision or provisions shall then be applicable in such modified form.

     9. Governing Law; Arbitration. This Third Amended and Restated Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to New York's conflicts of law principles. Any dispute or controversy arising under this Third Amended and Restated Agreement, or out of the interpretation hereof, or based upon the breach hereof, shall be resolved by arbitration held at the offices of the American Arbitration Association in the City of New York in accordance with the rules and regulations of such association prevailing at the time of the demand for arbitration by either party hereto, and the decision of the arbitrator or arbitrators shall be final and binding upon both parties hereto, provided, however, that the arbitrator or arbitrators shall only have the power and authority to interpret, and not to modify or amend, the terms and provisions hereof. Judgment upon an award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof. Notwithstanding anything contained in this Section 9, either party shall have the right to seek preliminary injunctive relief in any court in the City of New York in aid of, and pending the final decision in, the arbitration proceeding.

     10. Entire Agreement. This Third Amended and Restated Agreement sets forth the entire agreement of the parties and is intended to supersede all prior employment negotiations, understandings and agreements. No provision of this Third Amended and Restated Agreement may be waived or changed, except by a writing signed by the party to be charged with such waiver or change.

     11. Successors; Binding Agreement. This Third Amended and Restated Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

     12. Notices. All notices provided for in this Third Amended and Restated Agreement shall be in writing, and shall be deemed to have been duly given when delivered personally to the party to receive the same, when given by telex, telegram or mailgram, or when mailed first class postage prepaid, by registered or certified mail, return receipt requested, addressed to the party to receive the same at his or its address above set forth, or such other address as the party to receive the same shall have specified by written notice given in the manner provided for in this Section 12. All notices shall be deemed to have been given as of the date of personal delivery, transmittal or mailing thereof.

     13. Severability. If any provision in this Third Amended and Restated Agreement is determined to be invalid, it shall not affect the validity or enforceability of any of the other remaining provisions hereof.

     14. Counterparts. This Third Amended and Restated Agreement may be executed in counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Third Amended and Restated Agreement as of the date first above written.

                                          WELLSFORD REAL PROPERTIES, INC.


                                          By: /s/ Jeffrey H. Lynford
                                              -------------------------------
                                              Jeffrey H. Lynford
                                              President


EXECUTIVE:


/s/ David M. Strong
-----------------------------
David M. Strong